Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Richard P. Brown, Chief Executive Officer of Atlantic Coast Entertainment Holdings, Inc. (the “Registrant”), certify that to the best of my knowledge, based upon a review of the quarterly report on Form 10-Q for the period ended September 30, 2006 of the Registrant (the “Report”):

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By:	/s/ Richard P. Brown
Richard P. Brown
Chief Executive Officer of
Atlantic Coast Entertainment Holdings, Inc.

Date: November 9, 2006